UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 29, 2005

                             ----------------------

                          TEMECULA VALLEY BANCORP INC.
             (Exact name of Registrant as specified in its charter)

          California                                             46-0476193
       (State or other         (Commission File Number)      (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

                27710 Jefferson Avenue
                      Suite A100
                 Temecula, California                               92590
      (Address of principal executive offices)                   (Zip code)

       Registrant's telephone number, including area code: (909) 694-9940

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

On June 29, 2005, Temecula Valley Bank, N.A., the principal subsidiary of Temecula Valley Bancorp Inc. converted from a national bank charter to a state member banking charter and, in connection with the conversion, changed it name to Temecula Valley Bank ("Bank"). The Bank's principal state regulator, the California Department of Financial Institutions, approved the Bank's application for conversion on June 29, 2005, shortly after the Bank's principal federal regulator, the Federal Reserve Board, had approved the Bank's application for federal reserve membership as a state member bank.

Other than the combined costs savings as a result of reduced examination fees, the increased ability to satisfy internally the customers requests' for larger loans and the increased revenue the Bank should experience on portions of loans it is able to retain due to the increased lending limits, it is not anticipated that the conversion or Federal Reserve membership as a state chartered bank will materially affect the operations or financial results of the Bank or Temecula Valley Bancorp Inc.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TEMECULA VALLEY BANCORP INC.


Date: June 29, 2005                  By:   /s/ STEPHEN H. WACKNITZ
                                         ---------------------------------
                                         Stephen H. Wacknitz
                                         Chief Executive Officer and President